Exhibit 32
Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Handy & Harman Ltd., a Delaware corporation (the "Corporation"), does hereby certify that:

The Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "Form 10-K") of the Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	February 28, 2017
/s/ Jack L. Howard
Jack L. Howard Vice Chairman, Principal Executive Officer

Date:	February 28, 2017
/s/ Douglas B. Woodworth
Douglas B. Woodworth Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.